EXHIBIT 4.18

     SUPPLEMENT NO. 1, dated as of September 29, 2006 (this “Supplement”), to the Security Agreement dated as of August 23, 2006 (the “Security Agreement”), by and among Broadview Networks Holdings, Inc. (“Holdings”), certain of its Subsidiaries thereto (the “Initial Grantors”) and The Bank of New York, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined herein).
     A. Reference is made to the Indenture, dated as of August 23, 2006 and as supplemented on the date hereof, by and among Holdings, the Initial Grantors, the New Grantors (as defined below) and the Bank of New York, as trustee and collateral agent (as amended, restated, supplemented, waived or otherwise modified from time to time, collectively, the “Indenture”).
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Security Agreement referred to therein.
     C. The undersigned Subsidiaries listed under the heading “New Grantors” (collectively, the “New Grantors”) are executing this Supplement in accordance with the requirements of Section 4.14 of the Indenture and Section 7.18 of the Security Agreement.
          Accordingly, the Collateral Agent and the New Grantors agree as follows:
          SECTION 1. In accordance with Section 7.18 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct, in all material respects, on and as of the date hereof, except that the Schedules as with respect to the New Grantors are hereby updated to reflect the information set forth in the Schedules hereto. In furtherance of the foregoing, each New Grantor, hereby grants, pledges and collaterally assigns to the Collateral Agent, for the ratable benefit of the Secured Parties, a continuing security interest in, all of the New Grantor’s right, title and interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantors. The Security Agreement is hereby incorporated herein by reference.
          SECTION 2. Each New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.
          SECTION 3. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantors and (b) the Collateral Agent has executed a counterpart hereof.

received a counterpart of this Supplement that bears the signature of the New Grantors and (b) the Collateral Agent has executed a counterpart hereof.
          SECTION 4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
          SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          SECTION 6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7.1 of the Security Agreement.
          SECTION 8. The New Grantors agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.
[Remainder of Page Intentionally Left Blank.]

          IN WITNESS WHEREOF, the New Grantors and the Collateral Agent have duly executed this Supplement as of the day and year first above written.

BANK OF NEW YORK as Collateral Agent
By:	/s/ Geovanni Barris
	Name:	GEOVANNI BARRIS
	Title:	VICE PRESIDENT

NEW GRANTORS: ATX COMMUNICATIONS, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM-ATX, INC.
By:	/s/ Corey Rinker
Name:
Title:

ATX LICENSING, INC.
By:	/s/ Corey Rinker
Name:
Title:

ATX TELECOMMUNICATIONS SERVICES OF VA, LLC
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM SERVICES, LLC
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM COMMUNICATIONS, LLC
By:	/s/ Corey Rinker
Name:
Title:

CCL HISTORICAL, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM NEWCO, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM ILLINOIS, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM INDIANA, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM MARYLAND, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM MASSACHUSETTS, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM MICHIGAN, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM MISSOURI, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM NEW JERSEY, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM NEW YORK, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM OHIO, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM PENNSYLVANIA, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM RHODE ISLAND, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM VERMONT, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM WEST VIRGINIA, INC.
By:	/s/ Corey Rinker
Name:
Title:

FCC HOLDCO I, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORTELYOU COMMUNICATIONS CORP.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM-VOYAGER, INC.
By:	/s/ Corey Rinker
Name:
Title:

VOYAGER INFORMATION NETWORKS, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM INTERNET GROUP, INC.
By:	/s/ Corey Rinker
Name:
Title:

Schedule 3.6
Exact Legal Name, Jurisdiction Of Organization, Registered Organization Number, Taxpayer
Identification Number, Mailing Address, Chief Executive Office, Other Locations

			Taxpayer
Name of Obligor/Chief Executive Office and	Jurisdiction of	Organization	Identification
Principal Place of Business	Organization	Number	Number

ATX Communications, Inc. a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	3067897	23-3032245

CoreComm-ATX, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	3205428	23-3060529

ATX Licensing, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	3196885	23-3039838

ATX Telecommunication Services of Virginia, LLC, a Delaware limited liability company 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	3258954	31-1773888

CoreComm Services, LLC, a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	2903996	13-4010290

CoreComm Communications, LLC , a Delaware limited liability company 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	3069209	13-4072077

CCL Historical, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	3174330	23-3032245

CoreComm Newco, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	2844822	13-3999233

FCC Holdco I, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	2865171	13-4010292

CoreComm-Voyager, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	2945832	13-4035008

CoreComm Internet Group, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	2942700	13-4025753

Voyager Information Networks, Inc., a Michigan corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Michigan	131-537	13-4193817

			Taxpayer
Name of Obligor/Chief Executive Office and	Jurisdiction of	Organization	Identification
Principal Place of Business	Organization	Number	Number

CCL Historical Illinois, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	2918021	13-4035009

CCL Historical Indiana, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	2922779	13-4025750

CCL Historical Maryland, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	2719280	13-3998980

CCL Historical Massachussets, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	2719279	13-3998985

CCL Historical Michigan, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	2922781	13-4025756

CCL Historical Missouri, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	2922783	13-4025759

CCL Historical New Jersey, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	2719283	13-3998987

CCL Historical New York, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	2681833	13-3917158

CCL Historical Ohio, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	3049460	13-4072081

CCL Historical Rhode Island, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	2994043	13-4041956

CCL Historical Vermont, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	2994047	13-4041988

CCL Historical West Virginia, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	3003266	13-4046472

CCL Historical Pennsylvania, Inc., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	2719282	13-3998991

Cortelyou Communications Corp., a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	Delaware	2845022	13-3985943

Other locations

LESSOR	DATE OF LEASE	NOTICE ADDRESS	LEASE PREMISES

Liberty Property Limited Partnership	8/8/2003	65 Valley Stream Rd Ste 100 Malvern PA 19355	2100 Renaissance Blvd. King of Prussia, PA 19406

Robert E. Tramo Co,	3/9/2004	3265 Sunset Lane Hatboro, PA	3275 Sunset Lane Hatboro, PA

Parkade Management 2	1/1/2002	518 Market ST, PO Box 743, Camden NJ 08101	Central Camden Parkade Building 518 Market St. Camden NJ

Franklin Allentown Associates LP	8/2/2001	PO Box 1487, Blue Bell PA 19422	1275 Glenlivet Drive, Suite 300, Allentown PA 18106

Szeles Investment co Ltd	10/1/2000	5112 Lancaster St, Harrisburg PA 17111	Evergreen Center 101 Erford Road Camp Hill PA 17011

MIE Properties, INC.	8/17/1998	5720 Executive Drive Baltimore, MD 21228	Cromwell Center 809 Gleneagles Court Towson, MD 21286

Plaza 9 Assoc LP	7/17/2000	4 Brighton Rd, Suite 20, Clifton NJ 07012	900 Route 9 North 2nd Floor Woodbridge NJ

Interexchange 4 Assoc LP	7/15/2000	1 Belmont Ave, #401, Bala Cynwyd PA 19004	100 Century Parkway Century Corporate Center Mount Laurel Township NJ

Atapco Christina Inc	7/19/1999	PO Box 406415, Atlanta GA 30384	220 Continental Drive Newark DE 19713

Callowhill management	6/1/1998	401 N Broad St, Phila PA 19108	401 N Broad St, Phila PA 19108[1]

Executive Office Place	2/27/2006	200 E. Campus View Blvd, Columbus, Ohio 43235	200 E. Campus View Blvd, Suite 200, Columbus, Ohio 43235

[1]	Lease renewed on July 21, 2006 for ten years as of August 1, 2006.

LESSOR	DATE OF LEASE	NOTICE ADDRESS	LEASE PREMISES

Walnut Bridge Assoc	1/2/1993	c/o UCH PO Box 1524, Bryn Mawr PA 19010	2400 Walnut Street Philadelphia PA

WilTel Communications, Inc.	12/22/2005	One Technology Center, TX-13, 100 South Cincinnati, Tulsa, Oklahoma 74103	60-month capacity IRU

Street Address	City	State	Zip Code

38 W CHURCH ST	BLACKWOOD	NJ	8012
10 TANSBORO RD	BERLIN	NJ	8009
446 HIGH ST	BURLINGTON	NJ	8016
588 HADDON AV	COLLINGSWOOD	NJ	8108
12 N SEVENTH ST	CAMDEN	NJ	8104
2501 CHURCH RD	CHERRY HILL	NJ	8002
1606 PENNINGTON RD	EWINGVILLE-MERCER	NJ	8618
N DELSEA DR & FOCER	GLASSBORO	NJ	8028
1190 MARKET ST	GLOUCESTER CITY	NJ	8030
35 S HADDON AV	HADDONFIELD	NJ	8033
29 BROADWAY	LAUREL SPRINGS	NJ	8021
10 MAPLE AV	MARLTON	NJ	8053
2360 NOTTINGHAM WY	MERCERVILLE	NJ	8619
105 E MAIN ST	MOORESTOWN-BURLINGTO	NJ	8057
138 WASHINGTON RD	PENNS NECK	NJ	8540
239 NASSAU ST	PRINCETON	NJ	8540
243 E STATE ST	TRENTON	NJ	8608

Street Address	City	State	Zip Code

100 S SIXTH ST	VINELAND	NJ	8360
30 CURTIS AV	WOODBURY	NJ	8096
95 WILLIAM ST	NEWARK	NJ	7102
723 LINDEN ST	ALLENTOWN	PA	NONE
20 N SPRING GARDEN S	AMBLER	PA	19002
116 E LANCASTER	ARDMORE	PA	19003
321 LEVERING MILL R	BALA-CYNWYD	PA	19004
525 N NEW ST	BETHLEHEM	PA	NONE
220 POND ST	BRISTOL	PA	19007
1102 LANCASTER AV	BRYN MAWR	PA	19010
1518 BUSTLETON PIKE	CHURCHVILLE	PA	18966
181 NORTH LN	CONSHOHOCKEN	PA	19428
255 UNION ST	DOYLESTOWN	PA	18901
2920 FORREST AV	EDDINGTON	PA	NONE
30 S CHESTER PIKE	GLENOLDEN	PA	19036
29 E MORELAND AV	HATBORO	PA	19040
100 GREENWOOD AV	JENKINTOWN	PA	19046
540 ALLENDALE RD.	KING OF PRUSSIA	PA	19406
9225 W CHESTER PIKE	KIRKLYN	PA	19082
31 S MEDIA LINE RD	LARCHMONT	PA	NONE
100 S BROAD ST	LANSDALE	PA	19446
48-56 N LANSDOWNE A	LANSDOWNE	PA	19050
1625 NEWPORT GAP P	MARSHALLTON	DE	NONE
BLDG 400 DEKALB	NORRISTOWN	PA	NONE

Street Address	City	State	Zip Code

1 WASHINGTON ST	NEWARK	DE	19711
125 CIRCULAR AV	PAOLI	PA	19301
8318 GERMANTOWN A	PHILADELPHIA	PA	19118
2000 S BROAD ST	PHILADELPHIA	PA	19145
3810 CHESTNUT ST	PHILADELPHIA	PA	19108
4808 LEIPER ST	PHILADELPHIA	PA	19124
1631 ARCH ST	PHILADELPHIA	PA	19103
991 PEIFFERS LANE	HARRISBURG	PA	17111
7180 CHARLES ST	PHILADELPHIA	PA	19135
2210 LOTT AVE	PHILADELPHIA	PA	19115
423 S 17TH ST	PHILADELPHIA	PA	19146
7254 RISING SUN AV	PHILADELPHIA	PA	19111
235 KING ST	POTTSTOWN	PA	19464
900 BALTIMORE PIKE	SPRINGFIELD-DELAWAR-	PA	19064
50 BRIMFIELD RD	TROOPER	PA	19401
7901 NEW FALLS RD	TULLYTOWN	PA	19007
300 W LANCASTER AV	WAYNE	PA	19087
401 S HIGH ST	WEST CHESTER	PA	19380
229 OLD YORK RD	WILLOW GROVE	PA	19090
901 TATNALL ST	WILMINGTON	DE	19801
1045 WISC AV NW	WASHINGTON	DC	20007
323 N CHARLES ST	BALTIMORE	MD	21201

Schedule 3.9
Commercial Torts Claims
None

Schedule 3.10
Deposit Accounts

	ACCOUNT	ACCOUNT	ACCOUNT	ABA
BANK NAME	NAME	TYPE	NUMBER	NUMBER

Firstrust Bank 107 Coulter Avenue Ardmore, PA 19003	Corecomm—ATX Incorporated	Commercial Checking	701305260	236073801

Firstrust Bank	Corecomm—Newco Incorporated	Small Business Checking	701310435	236073801

Firstrust Bank	Corecomm—ATX Incorporated — Fee Claims Account	Commercial Checking	701310377	236073801

US Bank OH-04-0714 175 South Third Street 4th Floor Columbus, OH 43215-5134	Core Comm Newco Inc. DBA Wireless Outlet	Checking	000488872532	042000013

US Bank	Corecomm Services Inc. — Payroll	Checking	488940255	042000013

US Bank	Voyager Net Operating Account	Checking	0821605995	042000013

	ACCOUNT	ACCOUNT	ACCOUNT	ABA
BANK NAME	NAME	TYPE	NUMBER	NUMBER

US Bank	Corecomm- Voyager Inc.	Checking Checking- ZBA	130103043969	042000013

US Bank	Corecomm- Newco, Inc.	Premium Business Checking	130105718535	042000013

US Bank	Corecomm- ATX, Inc.	Premium Business Checking	13010105718543	042000013

US Bank	Corecomm- Voyager, Inc.	Premium Business Checking	130103011131	042000013

Firstrust Bank	Corecomm- ATX Incorporated	Sweep Investmenmt	131033749	236073801

US Bank	Corecomm- Newco, Inc.	Premium Business Money Market	130105718865	042000013

US Bank	Corecomm- ATX, Inc.	Premium Business Money Market	130105718873	042000013

	ACCOUNT	ACCOUNT	ACCOUNT	ABA
BANK NAME	NAME	TYPE	NUMBER	NUMBER

US Bank	Corecomm- Voyager, Inc.	Premium Business Money Market	130105718881	042000013

Schedule 3.11
Intellectual Property
(ATX Communications, Inc. and its subsidiaries)
All Intellectual Property Rights are owned by CoreComm-ATX, Inc.
Item A. Patents
None
Item C. Trademarks

Trademark	Reg. No./ (App. No.)
ATX POWERFAX BROADCAST	2308963
ATX REAL INTELLIGENCE	2303911
ATX PARTNERSHIP PROGRAM	2443694
ATX TELECOMMUNICATIONS SERVICES	2015476
ATX MEGAWATS	1976409
LINESHIELD	2,451,615
IMAGINE ALL IT CAN BE BUSINESS	2591020
FAMILY PLACE	2471565
FAMILY PLACE	2471564
DESIGN ONLY (OF GLOBE WITH OUTLINES OF CONTINENTS AND WITH RINGS OR ORBITS)	2348169
WE KEEP YOU CONNECTED	2632371
DESIGN (MULTIPLE TELEPHONES)	2379721
DESIGN (ONE TELEPHONE)	2379720
DESIGN (MOUSE WITH GLOBE)	2383326
DESIGN (CELLPHONE)	2379719
DESIGN (TELEPHONE WITH FLAG)	2404005
DESIGN (BEEPER)	2412316
DESIGN (BOX WITH RIBBON)	2391634
ATX E.BUSINESS SERVICES	(76189470)
ECHAT	2699354

Item D. Trademark Licenses
N/A
Item E. Domain Names

atxagents.com
atxweb.com
atx-tcs.com
atx.net
atxasp.com
hostatx.com
thinkatx.com
atx.com
atxmail.com
atx-communications.com
atx-tac.com
atxassociations.com
atxcommunications.com
atxinsight.com
atxsell.com
atxsm.com
atxsm.net
atxsuccess.com
atxsuccessmanagement.com
atxsuccessmanagement.net

atxsurveys.com
Item F. Copyrights/Mask Works

Copyright Title	Reg. No./(App.No.)
ATX Telecommunications Services 3/1993 General Marketing Brochure	TX3509284

Schedule 3.13
Investment property
Securities Accounts
None
Certificated Securities
None
Partnerships / LLC interests

Issuer	Pledgor	Certificate number (if any)	Percentage of ownership
ATX Telecommunication Services of Virginia, LLC, a Delaware limited liability company 2100 Renaissance Blvd. King of Prussia, PA 19406	ATX Licensing, Inc.	N/A	100%

CoreComm Services, LLC, a Delaware corporation 2100 Renaissance Blvd. King of Prussia, PA 19406	CoreComm Communications, LLC	N/A	100%

CoreComm Communications, LLC, a Delaware limited liability company 2100 Renaissance Blvd. King of Prussia, PA 19406	ATX Communications, Inc.	N/A	100%

Schedule 3.14
Instruments
None

Schedule 3.16
Government Contracts

	Jan 2006 thru Aug 2006
Account Name	Total Pretax Billed Charges	Total Charges
Central Bucks School District	$128479,10	$133160,08
Trenton Board of Education	$124968,69	$128334,61
Delaware Solid Waste Authority	$89517,15	$90438,90
City of Philadelphia	$88304,95	$88304,95
County of Bucks	$82059,91	$86146,44
Township of Ocean School Dist.	$85887,02	$85893,02
Lyndhurst Board of Education	$80889,51	$81876,04
Note:
1. Pretax billed charges includes all service level charges including surcharges and fees (account level billing charge, 911 fees, etc.).
2. Total charges includes all current charges assessed on the account to include federal, state, and local taxes.
3. Pretax Billed Charges and Total Charges do not include late fees assessed to an account that is not current.
Source:
1. End of Billing Cycle Report: Revenue by Account

Schedule 3.17
Letters of credit rights
None